INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of John Hancock Institutional Series Trust on Form N-14 of our report dated March 30, 2001 appearing in the Annual Reports of John Hancock Active Bond Fund, John Hancock Independence Balanced Fund, John Hancock International Equity Fund, John Hancock Medium Capitalization Growth Fund and John Hancock Small Cap Equity Fund Y (formerly John Hancock Small Capitalization Value Fund) of John Hancock Institutional Series Trust for the year ended February 28, 2001 and to the reference to us under the heading "Experts" in the Prospectus/Proxy Statement, which is a part of this Registration Statement.



/s/ Deloitte & Touche LLP
-------------------------
March 7, 2002
Boston, Massachusetts

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to incorporation by reference in the Prospectus/Proxy Statement and the use in the Statement of Additional Information constituting parts of this Registration on Form N-14 (the "Registration Statement") of our reports dated December 11, 2001 relating to the financial statements and financial highlights of John Hancock International Fund and John Hancock Mid Cap Growth Fund and our report dated February 11, 2002 relating to John Hancock Core Equity Fund, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Experts" and "Independent Auditors" in such Registration Statement.




/s/PricewaterhouseCoopers LLP
-----------------------------
Boston, Massachusetts
March 7, 2002